EXHIBIT 10.6

                                 LEASE AGREEMENT




                                     Between




                         ZOHAR ZISAPEL PROPERTIES, INC.

                                       and

                         YEHUDA ZISAPEL PROPERTIES, INC.


                                    "Lessor"



                                      -and-



                                 RADVISION, INC.




                                    "Lessee"









                                10 FOREST AVENUE

                            PARAMUS, NEW JERSEY 07652

                                TABLE OF CONTENTS

    PREAMBLE                                                          4


1.  DESCRIPTION                                                       9
2.  TERM                                                              9
3.  BASIC RENT                                                        9
4.  USE AND OCCUPANCY                                                 9
5.  CARE AND REPAIR OF PREMISES                                       9
6.  ALTERATIONS. ADDITIONS OR IMPROVEMENTS                           10
7.  ACTIVITIES INCREASING FIRE INSURANCE RATES                       10
8.  ASSIGNMENT AND SUBLEASE                                          10
9.  COMPLIANCE WITH RULES AND REGULATIONS                            14
10. DAMAGES TO BUILDING                                              14
11. EMINENT DOMAIN                                                   15
12. INSOLVENCY OF LESSEE                                             15
13. LESSOR'S REMEDIES ON DEFAULT                                     15
14. DEFICIENCY                                                       16
15. SUBORDINATION OF LEASE                                           17
16. SECURITY DEPOSIT                                                 17
17. RIGHT TO CURE LESSEE'S BREACH                                    18
18. MECHANIC'S LIENS                                                 18
19. RIGHT TO INSPECT AND REPAIR                                      18
20. SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION           18
21. INTERRUPTION OF SERVICES OR USE                                  19
22. BUILDING STANDARD OFFICE ELECTRICAL SERVICE                      19
23. ADDITIONAL RENT                                                  21
24. LESSEE'S ESTOPPEL                                                24
25. HOLDOVER TENANCY                                                 24
26. RIGHT TO SHOW PREMISES                                           25
27. WAIVER OF TRIAL BY JURY                                          25
28. LATE CHARGE                                                      25
29. LESSEE'S INSURANCE                                               25
30. NO OTHER REPRESENTATIONS                                         28
31. QUIET ENJOYMENT                                                  28

32. INDEMNITY                                                        28
33. ARTICLE HEADINGS                                                 28
34. APPLICABILITY TO HEIRS AND ASSIGNS                               28
35. OUTSIDE PARKING SPACES                                           28
36. LESSOR'S LIABILITY FOR LOSS OF PROPERTY                          29
37. PARTIAL INVALIDITY                                               29
38. BROKER                                                           29
39. PERSONAL LIABILITY                                               29
40. NO OPTION                                                        30
41. DEFINITIONS                                                      30
42. LEASE COMMENCEMENT                                               30
43. NOTICES                                                          30
44. ACCORD AND SATISFACTION                                          31
45. EFFECT OF WAIVERS                                                31
46. LEASE CONDITION                                                  31
47. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE                       31
48. LESSOR'S RESERVED RIGHT                                          31
49. LESSOR'S REPRESENTATIONS                                         32
50. AFTER HOURS USE                                                  32
51. CORPORATE AUTHORITY                                              32
52. BUILDING PERMIT                                                  32
53. RENEWAL OPTION                                                   32


     EXHIBITS:

     EXHIBIT A   -  Location Of Premises                             34
     EXHIBIT B   -  Rules and Regulations                            36
     EXHIBIT C   -  Lessor's Work                                    40
     EXHIBIT C1  -  Air Conditioning and Heating Design Standards    46
     EXHIBIT D   -  Cleaning Services                                47
     EXHIBIT E   -  Tenant Estoppel Certificate                      48

                                 LEASE AGREEMENT
                                 ---------------

     THIS LEASE AGREEMENT ENTERED INTO AS OF THIS 19TH DAY OF JANUARY, 2001 BY ZOHAR ZISAPEL PROPERTIES, INC. AND YEHUDA ZISAPEL PROPERTIES, INC., both New Jersey corporations ("Lessor"), with offices located at 900 Corporate Drive, Mahwah, New Jersey and RADVISION, INC. ("Lessee"), with offices located at 575 Corporate Drive, Mahwah, New Jersey.

                                    PREAMBLE
                                    --------

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of the Lease.

2.   BASE PERIOD COSTS shall mean the following:


     A. Base Operating Costs: Those Operating Costs incurred during Calendar Year 2001.

     B. Base Real Estate Taxes: Those Real Estate Taxes incurred during Calendar Year 2001.

     C. Base Utility and Energy Costs: Those Utility and Energy Costs incurred during Calendar Year 2001.

3. ELECTRIC ENERGY CHARGE shall mean the annual cost of providing electric current to the Premises, which shall be $1.50 per gross rentable square foot of the Premises, subject to Article 22 hereof.

4.   BUILDING shall mean 10 Forest Avenue, Paramus, New Jersey.

5. BUILDING HOURS shall be Monday through Friday, 7:00 a.m. to 6:00 p.m., but excluding all days observed by the state and federal governments as legal holidays, except that Common Facilities and lighting in the Building shall be maintained for such additional hours as, in Lessor's sole judgement, is necessary or desirable to insure proper operating of the Building.

6. COMMENCEMENT DATE is April 1, 2001 and shall for purposes hereof be subject to Article 42 hereof. Notwithstanding this Commencement Date, it is understood that the estimated occupancy date for the portion of the Premises located on the second floor of the Building is July 1, 2001, and Fixed Basic Rent for the Second Floor Space shall commence on July 1, 2001.

7. DEMISED PREMISES OR PREMISES shall be deemed to be 3,984 gross rentable square feet on the First floor (the "First Floor Space"), 6,310 gross rentable square feet on the Second floor (the "Second Floor Space") and 13,783 gross rentable square feet on the Third floor (the "Third Floor Space") totaling 24,077 gross rentable square feet in the building known as 10 Forest Avenue, Paramus, New Jersey, as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in Article 41(a).

8.   BROKER shall mean MASI BOYLE ASSOCIATES

9. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

        Exhibit A                 Premises
        Exhibit B                 Rules and Regulations
        Exhibit C                 Lessor's Work
        Exhibit C-1               Air Conditioning and Heating Standards
        Exhibit D                 Cleaning Services
        Exhibit E                 Tenant Estoppel Certificates

10. EXPIRATION DATE shall be the last day of the month in which the day before the anniversary of the Commencement Date occurs.

11. FIXED BASIC RENT shall mean: $15.73 per gross rentable square foot per annum, subject to the several adjustments described below, which (after reflecting such adjustments)is ONE MILLION NINE HUNDRED FIVE THOUSAND SEVEN HUNDRED FORTY FOUR and 58/100ths (1,905,744.58) DOLLARS for the Term payable in monthly installments, based on the following calculations:

          A. First Floor Space and Third Floor Space Fixed Fixed Basic Rent calculation on 17,767 square feet: Fixed Basic Rent shall be $15.73 per gross rentable square foot per annum, subject to the following adjustments:

               i. The monthly rent for the first nine months of the Term shall be reduced by $3000 per month.

               ii. For the remaining 51 months of the Term, the $27,000 reduction referred to in sub-paragraph (i) above shall be amortized at 9% annual interest and payable as an addition to Fixed Basic Rent in equal monthly payments of $639.06.

               iii. The  difference  of  $65,000  in fit-up  costs for the First
                    Floor Space and Third Floor Space between the $160,000 which is Lessor's responsibility and $225,000 which Lessor will actually pay will be amortized at 9% annual interest over the full five year term of the Lease which adds $1,349.50 per month to Fixed Basic Rent.

     Summarizing the above calculation, the monthly installment of Fixed Basic Rent during the Term of the First Floor Space and Third Floor Space shall be as follows:

     First nine (9) months of the Term = 17,767 gross rentable square feet X $15.73 = $279,474.91 per annum /12 = $23,289.58 per month, less $3,000 per month pursuant to sub-paragraph  (i) above,  plus $1,349.50  pursuant to sub-paragraph
(iii) above = $21,639.08 per month.

     Last fifty-one (51) months of the Term = $21,639.08 per month plus $3000 per month pursuant to sub-paragraph (i) above, plus $639.06 per month pursuant to sub-paragraph (ii) above = $25,278.14 per month.

               B. Second Floor Space Fixed Fixed Basic Rent calculation on 6,310 square feet: Fixed Basic Rent shall be $15.73 per gross rentable square foot per annum, except that the rent for the first twelve (12) months shall be at the rate of $7.86 per gross rentable square foot per annum. The monthly rent for the first twelve (12) months for which rent is due for the Second Floor Space shall be $4,133.05. Thereafter, the monthly rent for the remaining 45 months of the Term shall be $8,271.36.

12. LESSEE'S PERCENTAGE shall be 58.9372%; The total gross rentable square footage of the Building is 40,852.

13.  PARKING SPACES shall mean a total of Ninety Six (96).

14.  PERMITTED USE shall be general office use and for no other purpose.

15.  SECURITY DEPOSIT shall be NONE.

16. TERM shall mean Five (5) years from the Commencement Date, plus the number of days, if any, to have the Lease expire on the last day of a calendar month, unless extended pursuant to any option contained herein.

17. SPACE CONDITION - Lessee hereby accepts the Premises in its "AS-IS" condition, except as may be modified by Lessor's Work as described and set forth in Exhibit C, if applicable. Lessor will contribute $160,000.00 (which includes architectural related costs) toward Lessee's fit-up of the First Floor Space and Third Floor Space. In the event the total cost of the fit-up for such space exceeds the current estimate therefor of $225,000.00, any additional monies will be paid immediately by Tenant as such additional expenses are incurred. The difference in the fit-up costs between the $160,000.00 which is Lessor's responsibility and $225,000.00 which Lessor actually pays for such fit-up shall be amortized and repaid to Lessor, with interest at the rate of 9% per annum, over the Term of this Lease in equal monthly installments. Such payments shall be included in Fixed Basic Rent.

     Lessor shall give a work letter of $53,560.00 on work on the Second Floor Space. In the event Lessee's improvements on the Second Floor Space costs less than the amount of this work letter, there will be no credit to Lessee.

18.  ADDRESSES FOR NOTICE AND PAYMENTS:

     (1)  Lessor:           Zisapel Properties
                            900 Corporate Drive
                            Mahwah, New Jersey 07430
                            ATTN: Paul Sweeney
                            Vice President,

                            cc:     Real Estate Management Group, L.L.C.
                                    155 North Dean Street
                                    Englewood, NJ 07631

                                    Donald W. Reeder, Esq.
                                    10 S. Franklin Turnpike
                                    Suite 105, P.O. Box 630
                                    Ramsey, NJ 07446

     (2)  Lessee:           RADVision, Inc..
                            10 Forest Avenue
                            Paramus, NJ 07652
                            ATTN: Eugene Wolf, President

     (3) Checks Payable to: Zisapel Properties-Real Estate Management Group, L.L.C.

          Mail Payments to:         Real Estate Management Group, L.L.C.
                                    155 North Dean Street
                                    Englewood, NJ 07631

19. RENEWAL OPTION - Lessee is hereby granted an option to renew this Lease upon the following terms and conditions:

     A. At the time of the exercise of the option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

     B. Notice of the exercise of the option shall be sent to the Lessor in writing at least nine (9) months before the expiration of the term of this Lease.

     C. The renewal term shall be for the term of five (5) years, to commence at the expiration of the term of this Lease, and all of the terms and conditions of this Lease, other than the rent, shall apply during any such renewal term.

     D. The annual Basic Rent to be paid during the renewal term shall not be less than that paid for the Premises during the last year of the original term of the Lease. However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay ninety-five (95%) per cent of such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ, the services of an appraiser familiar with office buildings located within the Paramus, New Jersey area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the local office of the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgement of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay the Lessor as of commencement of the renewal term, the Basic Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

                                   WITNESSETH
                                   ----------

     For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1. DESCRIPTION: Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble (hereinafter called the "Building"), together, with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of Common Facilities as hereinafter defined.

2. TERM: The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.

3. BASIC RENT: The Lessee shall pay to the Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease, if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off.

4. USE AND OCCUPANCY: Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble.

5. CARE AND REPAIR OF PREMISES: Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of the Lease. Lessor shall, subject to the same being included in Operating Costs, make all necessary repairs to the Premises, Common Facilities and to the assigned parking areas, if any, except where the repair has been made necessary by misuse or neglect by the Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor: including trade fixtures, cabinetwork movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

     Lessee shall not generate, handle, dispose, bring, store or discharge or permit the generation, handling, disposal, bringing, storage or discharge of any hazardous substances or wastes in, upon or about the Premises, the Building or the Office Building Area in violation of any laws and/or requirements of public authorities (hereinafter collectively referred to as "Prohibited Actions"). Lessee shall indemnify and hold Lessor harmless against any and all loss, cost, damage, liability or expense (including without limitation, attorney's fees, and disbursements) which Lessor may sustain or incur as a result of any Prohibited Actions.

6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS: Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises.

7. ACTIVITIES INCREASING FIRE INSURANCE RATES: Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

8. ASSIGNMENT AND SUBLEASE: Lessee may assign or sublease the within Lease to any party subject to the following:

     a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to: (i) sublease such space from Lessee at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or (b) the terms set forth in the proposed sublease, (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder, or (iii) recapture the Recapture Space for Lessor's own use and the within Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

     b. In the event that the Lessor elects not to recapture the Lease as hereinabove provided, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld, on the basis of the following terms and conditions :

          i. The Lessee shall provide to the Lessor the name and address of the assignee or sublessee.

          ii. The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten
               (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that, notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

          iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Lessor has not specifically consented in writing or by any preview prepayment of more than one month's rent.

          iv. The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

          v. The Lessee and any assignee shall promptly pay to Lessor any consideration received for any assignment and/or all of the rent, as and when received, in excess of the Rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

          vi. In any event, the acceptance by the Lessor of any rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

          vii. Lessor shall require a FIVE HUNDRED AND 00/100 DOLLAR ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

     c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Sub-section a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Lessee immediately prior to such merger, consolidation or transfer, or (2) the net worth of Lessee herein named on the date of this Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction.

     d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

          Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accept such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Lessor or any change in the term s of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

     e. Without limiting any of the provisions of Articles 12 and 13, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Article 16.

     f. Except as specifically set forth above, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

     g. Notwithstanding anything to the contrary in this Article 8, in the event Lessee subleases the Second Floor Space, Lessee shall promptly pay to Lessor one half of all of the rent as and when received, in excess of the fixed basic rent required to be paid by Lessee for the Second Floor Space.

9. COMPLIANCE WITH RULES AND REGULATIONS: Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgement, to absorb and prevent vibration, noise and annoyance.

10. DAMAGES TO BUILDING: If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the date of damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth (60th) day following the date of damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth
     (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said surrender and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, and Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.

     In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Article 10 shall include repairs. If the damage results from the fault of the Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor.

11. EMINENT DOMAIN: If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12. INSOLVENCY OF LESSEE: Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or, (b) a general assignment by Lessee for the benefit of creditors, or, (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13. LESSOR'S REMEDIES ON DEFAULT: If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within five (5) days or other default within fifteen (15) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, on demand, such expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease.

14. DEFICIENCY: In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the term demised and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

     Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights to remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as Damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said Damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such Damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than six percent (6%) per annum.

     Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

     Lessor's remedies hereunder are in addition to any remedy allowed by law.

15. SUBORDINATION OF LEASE: This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or trust deed or by any of the Lessor's under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

16. SECURITY DEPOSIT: Lessee shall deposit with Lessor on the signing of this Lease, the Security Deposit as defined in the Preamble for the full and faithful performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall, on demand, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit; and lessee agrees to look solely to the new lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new lessor. Provided this Lease is not in default, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

     In the event of the insolvency of Lessee, or in the event of the entry of a judgement in any court against Lessee which is not discharged within thirty
     (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount which in Lessor's sole judgement would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this
     Article 16 within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

17. RIGHT TO CURE LESSEE'S BREACH: If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

18. MECHANIC'S LIENS: Lessee shall, within fifteen(l5) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

19. RIGHT TO INSPECT AND REPAIR: Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

20. SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION: Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease Lessor agrees to furnish, except on holidays:

     a. Cleaning services for the Demised Premises as described on Exhibit "D", provided the same are kept in reasonable order by Lessee. Lessee shall pay to Lessor the cost of removal from the Building of any of Lessee's refuse and rubbish which exceeds the refuse and rubbish usually attendant upon the use of such premises as offices. Bills for the same shall be rendered by Lessor to Lessee and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid, as Additional Rent. Alternatively, Lessee shall use Lessor's contractors or employees, at the option of the Lessor, for the removal of such excess refuse and rubbish and Lessee agrees to pay reasonable charges therefor.

     b. Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season, and as set forth on Exhibit C-l, attached hereto and made a part hereof, together with Common Facilities lighting and electric energy all during "Building Hours", as hereinafter defined.

     c.   Cold and hot water for drinking and lavatory purposes.

     d.   Elevator service during Building Hours.

     e. Restroom supplies in Common Area bathrooms and exterior window cleaning when reasonably required.

     f. Notwithstanding the requirements of Exhibit C-l (as to HVAC) or D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

21. INTERRUPTION OF SERVICES OR USE: Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22. BUILDING STANDARD OFFICE ELECTRICAL SERVICE: The cost of electric current which is supplied by the Lessor for use by the Lessee in the Premises, other than for heating or air conditioning purposes, shall be reimbursed to the Lessor in the amount set forth under Electric Energy Charge in the Preamble and in accordance with the terms and conditions set forth below.

     a. The parties understand that the Fixed Basic Rent described in the Preamble to this Lease does not include the cost of electricity consumed by Lessee in the Demised Premises and Lessee shall, in addition to such Fixed Rent, be required to pay the Electric Energy Charge as a condition for the furnishing by the Lessor of electric current to the Demised Premises. Such Electric Energy Charge shall be paid, as Additional Rent, in equal monthly installments together with Fixed Rent commencing on the Commencement Date and throughout the term of this Lease. The Electric Energy Charge set forth in the Preamble to this Lease represents Lessor's and Lessee's agreed upon charges for the annual cost of providing electric current for the operation of lighting fixtures and electrical outlets initially installed in the Demised Premises. If Lessee's electrical needs are in excess of the standard and customary usage for an office tenant, then such Electric Energy Charge may be subject to adjustments from time to time, based upon the determination by an electrical consultant selected by Lessor to make a survey of the electrical current and powerload requirements (existing as of the time of such survey) in the Demised Premises. The findings and determinations of the consultant as to the proper cost of electricity being consumed by Lessee in the Demised Premises shall be based upon the costs and charges for electrical current which Lessee would pay to the utility company supplying such current to Lessee as a direct consumer, and such findings and determinations shall be binding upon the parties provided, however, that in the event of any dispute between the parties with respect to such findings and determinations, the same shall be submitted to arbitration before the local office of the American Arbitration Association. The Electric Energy Charge shall be adjusted retroactively to the date of the survey to conform to the determination of the electrical consultant (or, to the determination under any arbitration). After such survey and determination shall have been made, Lessor shall deliver to Lessee a copy thereof (as the same may apply to the Lessee herein). Together with such survey and determination, Lessor shall send a statement to Lessee setting forth an adjustment, to be credited to or paid by Lessee, of an amount equal to the difference for such period. Any amount to which Lessee is entitled shall be deducted from the Fixed Rent installment payable for the month following delivery such statement or, in the event that any such amount shall be due to Lessee after the termination date of this Lease, such amount shall be promptly paid to Lessee. Any amount owed by Lessee shall be paid with the next installment of Fixed Rent due to Lessor hereunder.

     b. In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Lease Term's commencement, the Electric Energy Charge payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Lessee's surveyed usage as if a meter exclusively measuring such usage to the Premises was in place.

     c. Lessee covenants that it shall notify Lessor immediately upon the introduction of any office equipment or lighting different from that on the Premises as of Lessor's electrical survey or in addition to the aforesaid equipment or lighting on the Premises as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Lessor's election, a resurveying of the Premises at Lessee's expense. Lessor reserves the right to inspect the Premises to insure compliance with this provision.

     d. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this
          Article 22 nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Fixed Basic Rent and Additional Rent, unless Lessor fails to take such measures as may be reasonable under the circumstances to restore such service without undue delay. In no event shall Lessor be liable for any business interruption suffered by Lessee.

     e. Lessor, at Lessee's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this Article 22(e).

     f. Lessee's use of electrical service as contemplated herein shall be during Building Hours, and any use in excess of said Building Hours shall result in an adjustment as set forth in Article 22(a) hereof to reflect such additional consumption.

     g. Notwithstanding anything to the contrary in this Article 22, Lessee shall not have to pay an Electric Energy Charge for the Second Floor Space unless or until Lessee either (i) wholly or partially occupies the Second Floor Space or (ii) Lessee subleases the Second Floor Space.

23. ADDITIONAL RENT: It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, an Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs", as defined in the Preamble for said categories.

     a. Operating Cost Escalation -- If the Operating Costs incurred for the Building in which the Premises are located and Office Building Area for any Lease Year or Partial Lease Year during the Lease Term shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor, including all wages and salaries;

          social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining the Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, in which event the costs thereof shall be included. The Base Operating Costs shall as be as defined in the Preamble .

     b. Fuel, Utilities and Electric Cost Escalation (hereinafter referred to as "Utility and Energy Costs") -- If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Utility and Energy Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Article 23, the Base Utility and Energy Costs shall be as defined in the Preamble.

     c. Tax Escalation -- If the Real Estate Taxes for the Building for any Lease Year or Partial Lease Year, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Real Estate Taxes.

          As used in this Article 23(c), the words and terms which follow mean and include the following:

          i.   "Base Real Estate Taxes" shall be as defined in the Preamble.

          ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building, or upon the rent, as such, payable to the Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

     d. Lease Year -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 3 1, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year". Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

     e. Payment -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage share with respect to each of the categories as estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease's expiration is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee's Percentage share of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Article 23(d) hereof (or Partial Lease Year if the last period prior to the Lease's termination is less than twelve (12) months). However, Lessor shall be reimbursed by Lessee monthly during the first year of the Term for additional Utility and Energy Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate.

          In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

     f. Books and Reports -- For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility and Energy and Real Estate Tax Costs have, in fact, been paid or incurred. Lessee's representatives shall mean only (i) Lessee's employees or (ii) a Certified Public Accounting firm. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

     g. Right of Review -- Once Lessor shall have finally determined said Operating, Utility and Energy or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

24. LESSEE'S ESTOPPEL: Lessee shall, from time to time, on not less that ten(l0) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Lessee Estoppel Certificate" attached hereto as Exhibit E.

25. HOLDOVER TENANCY: If Lessee holds possession of the Premises after the Term of this Lease, Lessee shall (i) become a tenant from month to month under the provisions herein provided, but at a monthly basic rental as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against loss or liability resulting from the delay by Lessee in so surrendering the premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Lessee's obligations under this section shall survive the expiration or sooner termination of the Term.

26. RIGHT TO SHOW PREMISES: Lessor may show the Premises to prospective purchasers and mortgagees; and during the nine (9) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to Lessee.

27. WAIVER OF TRIAL BY JURY: To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

28. LATE CHARGE: Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of eight percent (8%) of any installment of Fixed Basic Rent or Additional Rent paid more than Five
     (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid.

29.  LESSEE'S INSURANCE:

     a. Lessee covenants to provide at Lessee's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows :

          i. Commercial General Liability insurance with contractual liability endorsements with respect to the Premises and the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than TWO MILLION AND 00/100 DOLLARS (2,000,000) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried (x) under a blanket policy covering the Premises and other locations of Lessee, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Article 29 and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000) and the balance under an umbrella policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this
               Article 29 shall not modify, reduce, limit or impair Lessee's obligations and liability under Article 32 hereof.

          ii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement.

          iii. Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

          iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of an insurance certificate or copy of the insurance policy .

     b. All of the aforesaid insurance shall (i) name Lessor as an additional insured; (ii) be written by one or more responsible insurance companies licensed in the State of New Jersey satisfactory to Lessor and in farm satisfactory to Lessor; (iii) contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Lessor, or any successor lessor, thirty (30) days prior written notice of any material change in or cancellation of this policy."; (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.

     c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen(l5) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

     d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association (NFPA) National Fire Code. If, at any time or from time to time, as a result of or in connection with any failure by Lessee to comply with the foregoing sentence or any act or omission or commission by

          Lessee, its employees, agents, contractors or licensees, or a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Lessor), the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for all Lessor's fire insurance policies in force with respect to the building and the contents of any occupant thereof as shall be attributable to such higher rate(s).

     e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this
          Article 29, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

     f. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee, and (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

     g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 29, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

30. NO OTHER REPRESENTATIONS: No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

31. QUIET ENJOYMENT: Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent, and any Additional Rent as herein provided, and performs Lessee's covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease .

32. INDEMNITY: Lessee shall defend, indemnify and save harmless Lessor and its agents against and from; (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, (z) any default by Lessee under the terms, covenants and conditions of this Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities including attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

33. ARTICLE HEADINGS: The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

34. APPLICABILITY TO HEIRS AND ASSIGNS: The provisions of this Lease shall apply to, bind and inure to the benefit of lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term Lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

35. OUTSIDE PARKING SPACES: Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble, all of which will be unassigned. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees.

36. LESSOR'S LIABILITY FOR LOSS OF PROPERTY: Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

37. PARTIAL INVALIDITY: If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

38. BROKER: Lessee represents and warrants to Lessor that the Broker, as defined in the Preamble is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee represents and warrants to the Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into of, this Lease by Lessee and Lessor. Broker shall be paid by Lessor by separate agreement.

39. PERSONAL LIABILITY: Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to, officers, directors, partners and trustees) their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

40. NO OPTION: The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee .

41.  DEFINITIONS:

     a. Common Facilities -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgement may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee.

     b. Force Majeure -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

42. LEASE COMMENCEMENT: Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of the agreed Term as set forth in Article 2. this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee (herein the "Commencement Date") and to expire midnight of the day immediately preceding Term anniversary of the Commencement Date.

43. NOTICES: Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or
     (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope addressed or (iii) sent by nationally recognized overnight delivery service to the respective address set forth in the Preamble to this Lease, or to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof; if mailed, upon the third
     (3rd) day after the mailing thereof or if sent by overnight delivery service, the next business day.

44. ACCORD AND SATISFACTION: No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

45. EFFECT OF WAIVERS: No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent, or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

46. LEASE CONDITION: This Lease is expressly conditioned upon Lessor receiving the consent and approval of Lessor's mortgagee to its term and provisions not later than thirty (30) days after its execution by Lessee, and delivery to Lessor. Should said consent not be received within the aforesaid time period, Lessor may, at Lessor's sole option, cancel this Lease and return the first month's Fixed Basic Rent and Security Deposit to Lessee, which Lessee has deposited with Lessor upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease.

47. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE: Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

48. LESSOR'S RESERVED RIGHT: Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

49. LESSOR'S REPRESENTATIONS: Lessor hereby warrants and represents to Lessee that:

     a. Lessor has received no notice of any violation affecting the Premises or the Building, and Lessee shall not be responsible for any violations against the Premises, nor against the Building as of the commencement of the Term, whether or not of record.

     b. Lessor will use its best efforts that the new construction to be performed hereunder will comply, as required, with the Americans with Disabilities Act.

     c. Lessor has no knowledge of the existence of any hazardous materials condition or of the use of any hazardous materials in the Building.

50. AFTER-HOURS USE: After hours use of the Premises shall be governed by Paragraph 5 of the Preamble.

51. CORPORATE AUTHORITY: If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

52. BUILDING PERMIT: This Lease is expressly conditioned upon Lessor obtaining a building permit from the appropriate government official for Lessee's Premises. Lessor hereby agrees to make application to said government official within five (5) days following the execution of the construction drawings for the Premises.

53. RENEWAL OPTION: Lessee is hereby granted an option to renew this Lease upon the following terms and conditions:

     1. At the time of the exercise of the option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

     2. Notice of the exercise of the option shall be sent to the Lessor in writing at least nine (9) months before the expiration of the term of this Lease.

     3. The renewal term shall be for the term of Five (5) years, to commence at the expiration of the term of this Lease, and all of the terms and conditions of this Lease, other than the rent, shall apply during any such renewal term.

     4. The annual Basic Rent to be paid during the renewal term shall not be less than that paid for the Premises during the last year of the original term of the Lease. However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ, the services of an appraiser familiar with office buildings located within the Paramus; New Jersey area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case on an independent appraiser acceptable to both, either party may request the local office of the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgement of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay the Lessor as of commencement of the renewal term, the Basic Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

     EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR:                                              LESSEE:

ZOHAR ZISAPEL PROPERTIES, INC.                   RADVISION, INC.

By: /s/Paul L. Sweeney                              By: /s/Eugene Wolf
    ------------------                                  ------------------
                                                     Eugene Wolf, President
YEHUDA ZISAPEL PROPERTIES, INC.

By: /s/Paul L. Sweeney
   -------------------

                                    EXHIBIT A
                                    ---------

                              LOCATION OF PREMISES



Original document contains pictorial representation of First Floor floor plan of Premises.





Original document contains pictorial representation of Third Floor floor plan of Premises.

Original document contains pictorial representation of Second Floor floor plan of Premises.

                                    EXHIBIT B
                                    ---------

                              RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4. SIGNS: Lessee shall be permitted one exterior sign at the top of the front exposure of the Building. The design of this sign shall be approved by Lessor in advance. Payment for the sign and obtaining governmental permits and approvals shall be with Lessee. No other sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor. However, Lessee shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Lessor's approval. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited .

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof.
                                       36

     Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: (1) Lessee obtains Lessor's consent which will not be unreasonably withheld or delayed; (2) Lessee supplies Lessor with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Lessee. Lessor shall at all times have separate keys and/or code access to any security system in order to be able to enter the Premises in an emergency.

8. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Lessee, nor shall any machine of any kind be installed in the Building or the Office Building Area without the prior written consent of the Lessor. Lessee shall not employ any persons other than Lessor's janitors for the purpose of cleaning the Premises without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit any musical instrument to be played on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, electrical appliances, call boxes, etc. shall be subject to Lessor's approval.

11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1 :00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. If, at least three
     (3) days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security of Lessee's obligations to pay such additional costs, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security of such cost. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other tenant.

15. AFTER HOURS USE: Lessee shall be issued a pass key or pass keys to the Building for use during after hours periods of 6:00 p.m. through 7:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays. Each Lessee shall be responsible for all persons for whom such a pass key is issued and shall be liable to the Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.

17. LESSOR'S RESERVED RIGHTS: Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

     a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes; and

     b) the right to change the name or address of the Building, without incurring any liability to Lessee for doing so; and

     c) the right to install and maintain a sign on the exterior of the Building; and

     d) the exclusive right to use or dispose of the use of the roof of the Building; and

     e) the right to limit the space on the directory of the Building to be allotted to Lessee; and

     f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18. HEALTH AND SAFETY: The Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Lessee's use and occupancy of the Premises.

19. HAZARDOUS MATERIALS: The Lessee shall not store, introduce or otherwise permit any material known to be hazardous within the Premises. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Lessee at the Lessee's sole expense.

                                    -- END --

                                    EXHIBIT C
                                    ---------

                                  LESSOR'S WORK


1.   Lessor  will give an  allowance  or install a ceiling  in the Second  Floor
     Space.

2.   Lessor shall install a new HVAC system on the third floor.

3.   Lessor will close and seal pivot windows on the first and third floors.

4. Lessor will remove tinting on third floor windows, scraping and cleaning residue.

                         Pages 41-45 intentionally omitted.

                                   EXHIBIT C-1
                                   -----------

                   AIR CONDITIONING & HEATING DESIGN STANDARDS

The following are design standards for the building air-conditioning system for cooling and heating in the air in the subject building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 76 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but net lower than 0 degrees F (-13 degrees C).

2. To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. Lessor will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (i) person for each one hundred (100) usable square feet of floor area (ii) the installation or operation by Lessee of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five (5) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. if interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee at Lessee's sole cost end expense. Lessee agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter prescribe involving the air-conditioning system.

                                    EXHIBIT D
                                    ---------

                                CLEANING SERVICES

1.   DAILY:

     (a) Sweep all resilient tile floors using chemically treated sweeping tools.

     (b)  Empty and clean ash trays and screen sand urns.

     (c)  Empty and clean all waste receptacles; insert plastic liners.

     (d)  Vacuum clean rugs.

     (e)  Clean entrance floor mats.

     (f)  Cleaning of chalk boards when indicated.

     (g) Mop all lavatory floors using disinfectant; clean all mirrors; bright work.

     (h)  Clean/wipe down glass doors and partition windows (interior glass).

2.   ONCE A MONTH:

     (a)  Hand dust venetian blinds.

     (b)  Remove smudge marks from door jams and around light switches.

     (c)  Dust all furniture, if cleared.

3.   WEEKLY:

     (a)  Wash resilient floors.

                                    EXHIBIT E
                                    ---------

                           TENANT ESTOPPEL CERTIFICATE

TO: MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated ___________ by and between ________________________ as Lessor (Landlord)
     and ______________________ as Lessee, covering those certain premises commonly known and designated as _________________ r.s.f. on the ____( ) floor of _______________________________ ,NJ.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none".

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since _____________, 2000. The Lease term began ___________, 2000, and the rent for said premises has been paid to and including _______________________, 2000 in conformity with this Lease Agreement. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is $_________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon request.

5. The Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Work Letter attached to Lease as Exhibit C.

7. The Lease does not contain and the undersigned doesn't have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the Premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. There are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms, or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by MORTGAGEE, or its successor or assigns and (ii) no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such mortgagee is first obtained.

11. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Lessee.



Dated this __________ day of _____________,2000



                                    , LESSEE


-------------------------------------------
Name:
Title: